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Exhibit 4.3

BE AEROSPACE, INC.

AND

                        ,
AS TRUSTEE

INDENTURE

DATED AS OF

PROVIDING FOR ISSUANCE OF
NOTES IN SERIES

BE AEROSPACE, INC. INDENTURE
DETAILED CROSS-REFERENCE TABLE

Trust Indenture Act Section	Indenture Section
310 (a) (1)	7.10
(a) (2)	7.10
(a) (3)	N.A.
(a) (4)	N.A.
(a) (5)	7.10
(b)	7.08
(c)	N.A.
311 (a)	7.03
(b)	7.03
(c)	N.A.
312 (a)	11.02
(b)	11.02
(c)	11.02
313 (a)	7.06
(b)	7.06
(c)	7.06
314 (a)	N.A.
(b) (1)	N.A.
(b) (2)	N.A.
(c) (1)	11.04
(c) (2)	11.04
(c) (3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315 (a)	7.01, 7.02
(b)	7.02, 7.05
(c)	7.01
(d)	7.02
(e)	6.12, 7.02
316 (a) (last sentence)	2.05
(a) (1) (A)	6.05
(a) (1) (B)	6.02, 6.04
(a) (2)	N.A.
(b)	6.06, 6.07
317 (a) (1)	6.08
(a) (2)	6.09
(b)	2.03
318 (a)	N.A.
(b)	N.A.
(c)	11.01

i

EXHIBIT

        EXHIBIT A    DTC Legend A-1

v

        INDENTURE, dated as of                        , among BE Aerospace, Inc., a Delaware corporation (the "Company"), and                        , a banking corporation duly organized under the laws of                        , as Trustee ("Trustee").

RECITALS

        The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its senior or subordinated debentures, notes or other evidences of indebtedness, which may be convertible into or exchangeable for any securities of any person (including the Company), to be issued in one or more series (the "Notes"), as herein provided, up to such principal amount as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors or by supplemental indenture.

        All things necessary to make this Indenture a valid, legal and binding agreement of the Company, in accordance with its terms, have been done.

        This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

THIS INDENTURE WITNESSETH

        For and in consideration of the premises and the purchase from time to time of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE I.
DEFINITIONS AND INCORPORATION BY REFERENCE

        Section 1.01.    Definitions.

        "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

        "Agent" means any Registrar, Paying Agent or Authenticating Agent.

        "Agent Member" means a member of, or a participant in, the Depositary.

        "Authenticating Agent" refers to a Person engaged to authenticate the Notes instead of the Trustee.

        "Authorized Agent" has the meaning assigned to such term in Section 12.07 hereof.

        "Bankruptcy Default" has the meaning assigned to such term in Section 6.01.

        "Board of Directors" means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.

        "Board Resolution" means a resolution duly adopted by the Board of Directors which is certified by the Secretary or an Assistant Secretary of the Company and remains in full force and effect as of the date of its certification.

        "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the Trustee is located are authorized by law to close.

        "Capital Stock" means with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting)

in such Person's equity, entitling the holder to receive a share of the profits and losses of, or distributions of assets, after liabilities, of such Person.

        "Certificated Note" means a Note in fully-registered certificated form without interest coupons.

        "Commission" means the Securities and Exchange Commission.

        "Company" means the party named as such in the first paragraph of the Indenture or any successor obligor under the Indenture and the Notes pursuant to Article Five.

        "Company Order" means a written request or order signed in the name of the Company by two Officers of the Company or by an Officer and the Controller, Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, and delivered to the Trustee in respect of the series of Notes to which the Company Order shall relate. A Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

        "Corporate Trust Office" means the office of the Trustee, the Registrar and any Paying Agent, the principal corporate trust office at which at any particular time such respective entity's corporate trust business shall be administered, which at the date of the Indenture is located at                        .

        "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

        "Depositary" means with respect to the Notes of any series issuable or issued in whole or in part in the form of one or more Global Notes, the Person designated as Depositary for such series by the Company, which Depositary shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such Person, "Depositary" as used with respect to the Notes of any series shall mean the Depositary with respect to the Notes of such series. The initial Depositary shall be DTC.

        "Designated Senior Indebtedness" means (i) all Senior Indebtedness under the Company's current bank credit facility and (ii) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding of at least $25 million and is specifically designated by the Company in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

        "DTC" means The Depository Trust Company, a New York corporation, and its successors.

        "DTC Legend" means the legend set forth in Exhibit A.

        "Event of Default" has the meaning assigned to such term in Section 6.01 hereof.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

        "Global Note" means a Note in registered global form without interest coupons.

        "Holder" or "Noteholder" means the registered holder of any Note.

        "Indebtedness" has, for any series of Notes issued or outstanding hereunder, the meaning assigned to such term pursuant to a Board Resolution or an Officers' Certificate or established in one or more indentures supplemental hereto, prior to the issuance of Notes of any series pursuant to Section 2.01.

        "Indenture" means this indenture, as amended, supplemented or restated from time to time and shall include the terms of the or those particular series of Notes established as contemplated by Section 2.01; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, "Indenture" shall mean, with respect to any one or more series of Notes for which a Person is Trustee, this instrument as originally executed or as it may from time to time be amended, supplemented or restated by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of the or those particular series of Notes for which such Person is Trustee established as contemplated by Section 2.01, exclusive, however, of any provisions or terms which relate solely to other series of Notes for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

        "Interest", when used with respect to an Original Issue Discount Note that by its terms bears interest only after maturity, means interest payable after maturity.

        "Interest Payment Date" means, for any series of Notes issued and outstanding hereunder, the date or dates in each year on which any interest on such series is due and payable.

        "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

        "Non-payment Event of Default" means any event (other than a Payment Event of Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

        "Notes" has the meaning assigned to such term in the recitals hereof and more particularly means any Notes authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, "Notes" with respect to the series as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Notes authenticated and delivered under this Indenture, exclusive, however, of Notes of any series as to which such Person is not Trustee.

        "Officer" means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the controller, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.

        "Officers' Certificate" means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or any vice president and (ii) by any executive vice president, controller, treasurer, assistant treasurer or the secretary or any assistant secretary.

        "Opinion of Counsel" means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, satisfactory in its reasonable discretion to the Trustee. Each opinion shall include the statements provided for in Section 12.5 hereof.

        "Original Issue Discount Note" means any Note that provides that an amount less than its principal amount is due and payable upon acceleration after an Event of Default.

        "Payment Blockage Period" has the meaning assigned to such term in Section 11.03 hereof.

        "Payment Event of Default" means any default in the payment of Designated Senior Indebtedness.

        "Paying Agent" has the meaning assigned to such term in Section 2.03(a) hereof.

        "Permitted Junior Securities" has the meaning assigned to such term in Section 11.02 hereof.

        "Person" means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a joint stock company, a trust, an unincorporated organization or government or any agency or political subdivision thereof.

        "Principal" of any indebtedness means the principal amount of such indebtedness (or if such indebtedness was issued with original issue discount, the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness), together with, unless the context otherwise indicates, any premium then payable on such indebtedness.

        "Register" has the meaning assigned to such term in Section 2.03(a) hereof.

        "Registrar" has the meaning assigned to such term in Section 2.03(a) hereof.

        "Regular Record Date" means, for the interest payable on any Interest Payment Date in respect of any series of Notes, except as provided in, or pursuant to, Board Resolution and/or supplemental indenture (if any) relating thereto, the day (whether or not a Business Day) that is fifteen days preceding the applicable Interest Payment Date.

        "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

        "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

        "Senior Indebtedness" means the principal of, premium, if any, and interest on (including interest accruing after the filing of a petition by or against the Company under any bankruptcy laws) and all other amounts due on or in connection with any of Indebtedness of the Company whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Subordinated Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include the principal of (and premium, if any, on) and interest (including interest accruing after the occurrence of an event of default or after the filing of a petition by or against the Company under any bankruptcy law) on all Indebtedness, and all other amounts and obligations of every nature of the Company, from time to time owed, under the Company's current bank credit facility. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness evidenced by the Subordinated Notes or the Company's outstanding senior subordinated notes, (ii) Indebtedness that is expressly subordinated in right of payment to any of the Company's Indebtedness, (iii) Indebtedness that by operation of law is subordinate to any of the Company's general unsecured obligations, (iv) that portion of any Indebtedness that at the time of incurrence is incurred in violation of any covenant of this Indenture, (v) any liability for federal, state or local taxes or other taxes, owed or owing by the Company, (vi) trade accounts payable owed or owing by the Company, (vii) Indebtedness to any Subsidiary or any other Affiliate of the Company, (viii) the Company's redeemable Capital Stock and (ix) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 of the United States Code is without recourse to the Company or any Subsidiary of the Company.

        "Significant Subsidiary" means any Restricted Subsidiary of the Company that is a "significant subsidiary" as defined in Rule 1.02(v) of Regulation S-X under the Securities Act as in effect on the date of this Indenture.

        "Special Record Date" has the meaning assigned to such term in Section 2.11 hereof.

        "Stated Maturity" means with respect to any indebtedness, the date specified as the fixed date on which the final installment of principal of such indebtedness is due and payable.

        "Subordinated Notes" has the meaning assigned to such term in Section 11.01 hereof.

        "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) other Person (other than a corporation), including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions). Unless specifically provided to the contrary herein, Unrestricted Subsidiaries shall not be included in the definition of Subsidiaries for any purpose of this Indenture (other than for the purposes of the definition of "Unrestricted Subsidiary" herein).

        "Trust Indenture Act" means the Trust Indenture Act of 1939 as in effect on the date this Indenture was originally executed.

        "Trustee" means the party named as such in the first paragraph of the Indenture or any successor trustee under the Indenture pursuant to Article Seven. If at any time there is more than one Person acting as Trustee hereunder, "Trustee" as used with respect to the Notes of any series shall mean the Trustee with respect to the Notes of that series.

        "Unrestricted Subsidiary" means (1) any Subsidiary of the Company which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Company's Board of Directors, as provided below) and (2) any Subsidiary of an Unrestricted Subsidiary. The Company's Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns, or holds any Lien on, any property of the Company or any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated; provided that the Subsidiary to be designated has total assets of $1,000 or less at the time of its designation. The Company's Board of Directors may designate any Unrestricted Subsidiary to be a Subsidiary.

        The Company shall not, and shall not cause or permit any Restricted Subsidiary to, at any time (x) provide credit support for, or subject any of its property or assets, other than the capital stock of any Unrestricted Subsidiary, to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary, including any undertaking, agreement or instrument evidencing such Indebtedness, or (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary. For purposes of the foregoing, the designation of a Subsidiary as an Unrestricted Subsidiary shall be deemed to be the designation of all of the Subsidiaries of such Subsidiary.

        "U.S. Government Obligations" means (i) direct obligations of the United States for which its full faith and credit are pledged for the full and timely payment thereof, (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the full and timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States, or (iii) certificates or receipts representing direct ownership interests in obligations or specified portions (such as principal or interest) of obligations described in (i) or (ii), which obligations are held by a custodian in safekeeping on behalf of such certificates and receipts.

        "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

        Section 1.02.    Rules of Construction.    Unless the context otherwise requires or except as otherwise expressly provided,

          (1)   an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (2)   "herein," "hereof" and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;

          (3)   all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;

          (4)   references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

          (5)   in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines.

        Section 1.03.    Incorporation by Reference of the Trust Indenture Act.    Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

          (1)   "indenture securities" means the Notes.

          (2)   "indenture securityholder" means a Noteholder.

          (3)   "indenture to be qualified" means this Indenture.

          (4)   "indenture trustee" or "institutional trustee" means the Trustee.

          (5)   "obligor" on the Notes means the Company and any successor obligor on the Notes.

        All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings so assigned to them.

ARTICLE II.
THE NOTES

        Section 2.01.    Unlimited in Amount, Issuable in Series, Form and Dating.    The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Notes may be issued in one or more series. The Notes may be subordinated in right of payment to Senior Indebtedness as provided in Article Eleven. There shall be established in or pursuant to a Board Resolution or an Officers' Certificate pursuant to authority granted under a Board Resolution or established in one or more indentures supplemental hereto, prior to the issuance of Notes of any series, any or all of the following, as applicable:

          (a)   the title of the Notes of the series (which shall distinguish the Notes of the series from all other series of Notes);

          (b)   any limit upon the aggregate principal amount of Notes of the series that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to this Article Two);

          (c)   the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Notes of the series will be issued;

          (d)   the date or dates on which the principal of the Notes of the series is payable or the manner in which such dates are determined;

          (e)   the rate or rates that may be fixed or variable at which the Notes of the series shall bear interest, if any, or the manner in which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the Interest Payment Dates for the Notes of the series and the Regular Record Dates for the determination of Holders to whom interest is payable and the basis upon which interest shall be calculated, if other than on the basis of a 360-day year of twelve 30-day months;

          (f)    the place or places where the principal of, premium, if any, and any interest, if any, on Notes of the series shall be payable or the method of such payment, if by wire transfer, mail or by other means; and the place or places where notices or demands to or upon the Company in respect of the Notes of the series and this Indenture may be served, if, in each case, other than as provided herein;

          (g)   the obligation or right, if any, of the Company to redeem, purchase or repay Notes of the series, in whole or in part, pursuant to any redemption, any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period and periods within which and the terms and conditions upon which Notes of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

          (h)   the dates, if any, on which, and the price or prices at which, the Notes of the series will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

          (i)    if other than the Trustee, the identity of the trustee, Registrar and/or Paying Agent and, if applicable, the Authentication Agent for the Notes of that series;

          (j)    if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Notes of the series shall be issuable;

          (k)   if other than the principal amount thereof, the portion of the principal amount of Notes of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02 hereof or the method by which such portion shall be determined;

          (l)    any addition to, change in, or deletion from the covenants set forth in Articles Four, Five or Eight that applies to Notes of the series;

          (m)  any addition to, changes in or deletion from the Events of Default with respect to the Notes of a particular series and any change in the right of the Trustee or the requisite Holders of such Notes to declare the principal amount thereof due and payable pursuant to Section 6.02 hereof;

          (n)   whether the amount of payment of principal of (and premium, if any, on) or interest, if any, on the Notes of the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, commodities, equity indices, or other indices), and the manner in which such amounts shall be determined;

          (o)   the terms and conditions of any warrants that may be offered by the Company in connection with Notes of any series;

          (p)   the forms of the Notes of the series and whether the Notes will be issuable, in whole or in part, as Global Notes;

          (q)   the terms and conditions, if any, upon which such Global Note or Notes may be exchanged in whole or in part for other individual Notes, and the Depositary for such Global Note and Notes, if other than as set forth herein;

          (r)   the provisions, if any, relating to any security provided for the Notes of the series;

          (s)   the terms and conditions, if any, upon which additional interest or amounts may be payable with respect to Notes of any series;

          (t)    any other terms of the series (which terms may modify, supplement or delete any provision of this Indenture with respect to such series; provided, however, that no such term may modify or delete any provision hereof if imposed by the Trust Indenture Act; and provided, further, that any modification or deletion of the rights, duties or immunities of the Trustee hereunder shall have been consented to in writing by the Trustee);

          (u)   the terms and conditions, if any, upon which the Notes of the series shall be exchanged for or converted into other securities of the Company or securities of another person;

          (v)   any depositories, interest rate calculation agents or other agents with respect to Notes of such series if other than those appointed herein;

          (w)  whether the Notes of such series are subject to subordination and any modification of, addition to or provision in lieu of any of the provisions of Article Eleven hereof, and whether such Notes rank as senior Subordinated Notes or Subordinated Notes or any combination thereof; and

          (x)   the securities exchange or quotation system, if any, upon which Notes of any series will be listed or quoted and any CUSIP number, if any.

        All Notes of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution or Officers' Certificate or in any such indenture supplemental hereto in each case, with appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. Not all Notes of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuance of additional Notes of such series. Notes may differ between series in respect of any matters, provided that all series of Notes shall be equally and ratably entitled to the benefits of this Indenture.

        The principal of, premium, if any and any interest on the Notes shall be payable at the office or agency of the Company designated in the form of Note for the series (if other than the office or agency designated in Section 4.02 hereof); provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Register of Notes referred to in Section 2.03 hereof or by wire transfer to an account of the Person entitled thereto as such account shall be provided to the Registrar and shall appear on the Register.

        Each Note shall be in one of the forms approved from time to time by or pursuant to a Board Resolution or Officers' Certificate, or established in one or more indentures supplemental hereto. Prior to the delivery of a Note to the Trustee for authentication in any form approved by or pursuant to a Board Resolution, Officers' Certificate or supplemental indenture hereto, the Company shall deliver to the Trustee the Board Resolution, Officers' Certificate or supplemental indenture hereto by or pursuant to which such form of Note has been approved, which Board Resolution, Officers' Certificate or supplemental indenture hereto shall have attached thereto a true and correct copy of the form of Note that has been approved by or pursuant thereto.

        The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.

        Section 2.02.    Execution, Authentication and Denominations.

          (a)   The Notes shall be executed by an Officer for the Company by facsimile or manual signature in the name and on behalf of the Company. Such signature may be the manual or facsimile signature of such Officer. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

          (b)   A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under the Indenture. The form of the Trustee's certificate of authentication to be borne by the Notes shall be substantially as follows:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Notes issued under the within-mentioned Indenture.

[Trustee], as Trustee
By:
Authorized Signatory

  Dated:

          (c)   At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes of any series executed by the Company to the Trustee, together with a Company Order for the authentication and delivery of such Notes. The Company Order may provide that the Notes that are the subject thereof shall be authenticated and delivered by the Trustee upon the written order of Persons designated in the Company Order, and that such Persons are authorized to specify the terms and conditions of such Notes, to the extent permitted by the Board Resolutions, Officers' Certificate and/or supplemental indenture (if any) relating thereto. If not all the Notes of any series are to be issued at one time and if the Board Resolution, Officers' Certificate or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Notes and determination of the terms of particular Notes of such series such as interest rate, maturity date, date of issuance and date from which interest shall accrue. The Trustee shall execute and deliver the supplemental indenture (if any) relating to said Notes and the Trustee shall authenticate and deliver said Notes as specified in such Company Order; provided that, prior to authentication and delivery of the first Notes of any Series, the Trustee shall have received:

            (1)   a copy of the Board Resolutions or Officers' Certificate, with a copy of (i) the form of Note approved thereby and (ii) with respect to an Officers' Certificate, the Board Resolution approving such series, attached thereto, or a supplemental indenture in respect of the issuance of the Notes of the series, executed on behalf of the Company;

            (2)   an Officers' Certificate to the effect that the Notes of such series comply or will comply with the requirements of this Indenture and the said Board Resolutions, Officer's Certificate and/or supplemental indenture (if any);

            (3)   an Opinion of Counsel: (A) to the effect that (i) the Notes of such series, the Board Resolutions, Officers' Certificate and/or the supplemental indenture (if any) relating thereto comply or will comply with the requirements of this Indenture, and (ii) the Notes of such series, when authenticated and delivered by the Trustee in accordance with the said Company Order, will constitute valid, legal and binding obligations of the Company enforceable in accordance with their terms and will be entitled to the benefits of the Indenture, subject to (x) bankruptcy and other laws affecting creditors' rights generally as in effect from time to time, (y) limitations of generally applicable equitable principles and (z) other exceptions acceptable to the Trustee and its counsel; and (B) relating to such other matters as may reasonably be requested by the Trustee or its counsel; and

            (4)   if the Notes to be issued are Original Issue Discount Notes, an Officers' Certificate setting forth the yield to maturity for the Notes or other information sufficient to compute amounts due on acceleration, or specifying the manner in which such amounts are to be determined, if such yield to maturity and other facts are not specified in the form of the Notes.

          (d)   Subject to Section 7.02 hereof, the Trustee shall be fully protected in relying upon the documents delivered to it as provided above in connection with the issuance of any series of Notes.

          (e)   The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section 2.02 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or the Trustee in good faith shall determine that such action would expose the Trustee to liability to Holders of previously issued and outstanding Notes.

          (f)    Each Note shall be dated the date of its authentication unless otherwise specified in the Officers' Certificate, Board Resolutions and/or supplemental indenture relating thereto.

          (g)   The Notes of each series shall be issuable in definitive registered form without coupons and, except for any Global Note, in such denominations as shall be specified as contemplated by Section 2.01. In the absence of any such provisions with respect to the Notes of any series, the Notes of such series, other than a Global Note, shall be issuable in denominations of $1,000 and any integral multiple thereof.

        Section 2.03.    Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust.

          (a)   The Company shall maintain an office or agency where Notes of a particular series may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes of that series may be presented for payment (a "Paying Agent"). The Registrar for a particular series of Notes shall keep a register of the Notes of that series and of their registration of transfer and exchange (the "Register"). The Company may appoint one or more co-Registrars and one or more additional paying agents for each series of Notes. The term "Paying Agent" includes any additional paying agent. The Company may appoint an Authenticating Agent, in which case each reference in the Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company may act as Registrar or (except for purposes of Article Eight) Paying Agent. In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of the Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent. The Company may change the Registrar or Paying Agent without notice to any Holder; provided that upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

          (b)   The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any and interest on the Notes and will promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying

  Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

        Section 2.04.    Replacement Notes.    If a mutilated Note is surrendered to the Trustee or the Company or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of the Indenture. An indemnity must be furnished by the Holder that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note. Upon the issuance of any replacement Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        Section 2.05.    Outstanding Notes.

          (a)   Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for:

              (i)  Notes cancelled by the Trustee or delivered to it for cancellation;

             (ii)  any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser in whose hands such Note is a valid obligation of the Company; and

            (iii)  on or after the maturity date or any redemption date, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds in trust money sufficient to pay all amounts then due; provided that if such Notes, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provisions satisfactory to the Trustee shall have been made for giving such notice; and

            (iv)  solely to the extent provided in Article Eight, Notes which are subject to legal defeasance or covenant defeasance as provided in Section 8.02 or 8.03.

          (b)   A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Responsible Officer of the Trustee knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

          (c)   In determining whether the holders of the requisite principal amount of outstanding Notes of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (a) the principal amount of an Original Issue Discount Note that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof, and (b) Notes owned beneficially by the Company or any other obligor on the Notes with respect to which such determination is being made or any Person, directly or indirectly, controlling or controlled by or under direct or indirect control with the Company or any other obligor on the Notes with respect to which such determination is being made shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Notes so owned by the Company which have been pledged in good faith may be regarded as outstanding for such purpose if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer.

        Section 2.06.    Temporary Notes.    Until definitive Notes of any series are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes upon a Company Order. Temporary Notes will be substantially in the form of definitive Notes of such series but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by the execution and authentication of the temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes, the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under the Indenture as definitive Notes.

        Section 2.07.    Cancellation.    The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder that the Company has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or a Company Order. The Trustee shall deliver certification of all cancelled Notes to the Company and shall return cancelled Notes to the Company upon written request. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation. If the Company acquires any of the Notes, such acquisition shall not operate as a redemption or satisfaction of indebtedness represented by such Notes unless or until the same are delivered to the Trustee for cancellation.

        Section 2.08.    CUSIP Numbers.    The Company in issuing the Notes may use "CUSIP" numbers, and the Trustee will use CUSIP numbers in notices of redemption or exchange as a convenience to Holders. Any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and reliance may be placed only on the identification number printed on the Notes, and any such redemption or exchange shall not be affected by any defect or omission in such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

        Section 2.09.    Transfer and Exchange.

          (a)   The Notes will be issued in registered form only, without coupons, and the Company shall cause the Registrar to maintain the Register for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

          (b)   (i) Each Global Note will be registered in the name of the Depositary or its nominee. The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints DTC to act as Depositary with respect to the Notes in global form. Initially, the Global Notes shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co. So long as DTC is serving as the Depositary thereof, each Global Note will bear the DTC Legend.

             (ii)  Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary except as set forth in Section 2.09(b)(iv).

            (iii)  Agent Members will have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

            (iv)  If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or (y) the Company notifies the Trustee to effect such exchange, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount and registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled.

             (v)  Unless otherwise provided herein or in a Board Resolution or Officers' Certificate establishing a series of Notes or in an indenture supplemental hereto, beneficial interests in a Global Note may not be exchanged for Certificated Notes.

          (c)   Each Certificated Note will be registered in the name of the Holder thereof or its nominee.

          (d)   A Holder may transfer a Note of any series (or a beneficial interest therein) to another Person or exchange a Note of any series (or a beneficial interest therein) for another Note or Notes of any authorized denomination of the same series by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document reasonably required by the Trustee. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that:

              (i)  no transfer or exchange will be effective until it is registered in such register, and

             (ii)  the Trustee will not be required (x) to issue, register the transfer of or exchange any Note of any particular series for a period of 15 days before a selection of Notes of that series to be redeemed or purchased, (y) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (z) if a redemption or a purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange such Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue) and will not be affected by notice to the contrary.

          From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

          No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(iv)).

          (e)   (i) Global Note to Global Note. If a beneficial interest in a Global Note of any particular series is transferred or exchanged for a beneficial interest in another Global Note of the same series, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is so transferred to a Person who takes delivery in the form of an interest in another Global Note, or so exchanged for an interest in another Global Note, will, upon such transfer or exchange, cease to be an interest in such Global Note and become an interest in such other Global Note for as long as it remains such an interest.

             (ii)  Global Note to Certificated Note. If a beneficial interest in a Global Note of any particular series is transferred or exchanged for a Certificated Note of the same series, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes of such series in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

            (iii)  Certificated Note to Global Note. If a Certificated Note of any particular series is transferred or exchanged for a beneficial interest in a Global Note of the same series, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes of the same series in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

            (iv)  Certificated Note to Certificated Note. If a Certificated Note of any particular series is transferred or exchanged for another Certificated Note of the same series, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes of such series in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes of such series in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

        Section 2.10.    Noteholder Lists.    The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders, separately by series, and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders, separately by series, relating to such Interest Payment Date or request, as the case may be.

        Section 2.11.    Defaulted Interest.    If the Company defaults in a payment of interest on the Notes of any series, such installment of interest shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Regular Record Date applicable to such installment of interest. Defaulted interest (including any interest on such defaulted interest) may be paid by the Company, at its election, as provided in clause (a) or (b) below.

          (a)   The Company may elect to make payment of any defaulted interest (including any interest on such defaulted interest) to the Holders in whose names the Notes are registered at the close of business on a special record date for the payment of such defaulted interest (a "Special Record Date"), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid and the date of the proposed payment. Thereupon the Trustee shall fix a Special Record Date for the payment of such defaulted interest, which shall not be more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payments of such defaulted interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder's address as it appears in the registration books of the Registrar, at least 15 calendar days prior to such Special Record Date. Notice of the proposed payment of such defaulted interest and the Special Record Date therefor having been mailed as aforesaid, such defaulted interest shall be paid to the Holders in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

          (b)   Alternatively, the Company may make payment of any defaulted interest (including any interest on such defaulted interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the Trustee.

        Section 2.12.    Computation of Interest.    Except as otherwise specified as contemplated by Section 2.01 for Notes of any series, any interest on the Notes of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE III.
REDEMPTION

        Section 3.01.    Method and Effect of Redemption.

          (a)   If the Company elects to redeem Notes of any series pursuant to the optional redemption provisions (if any) thereof, it must notify the Trustee of the redemption date, the redemption price and the principal amount of Notes of that series to be redeemed by delivering written notice at least 30 days before the redemption date (unless a shorter period is satisfactory to the Trustee). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect. If fewer than all of the Notes of any series are being redeemed, the particular Notes to be redeemed shall be selected not more than 30 days prior to the redemption date by the Trustee, from the outstanding Notes of such series not previously called for redemption, by such method as may be specified by the terms of such Notes or, if no such method is so specified, by such method as the Trustee shall deem fair and appropriate. The Trustee shall notify the Company promptly in writing of the Notes or portions of Notes to be called for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. Except as otherwise provided as to any particular series of Notes, Notes and portions thereof that the Trustee selects shall be in amounts equal to the minimum authorized denomination for Notes of the series to be redeemed or any integral multiple thereof, except that if all of the Notes of the series are to be redeemed, the entire outstanding amount of the Notes of the series held by such Holder, even if not equal to the minimum authorized denomination for the Notes of that series, shall be redeemed. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

          (b)   Notice of redemption must be mailed by first-class mail by the Company or at the Company's request, by the Trustee in the name and at the expense of the Company, to Holders at the address set forth in the most recent noteholder list described in Section 2.10 hereof whose Notes are to be redeemed at least 30 days but not more than 60 days before the redemption date. The notice of redemption will identify the Notes to be redeemed and will include or state the following:

            (1)   the redemption date;

            (2)   the redemption price fixed in accordance with the terms of the Notes of the series to be redeemed, plus accrued interest, if any, to the date fixed for redemption (the "Redemption Price");

            (3)   the place or places where Notes are to be surrendered to the Paying Agent for redemption;

            (4)   that Notes called for redemption must be so surrendered to the Paying Agent in order to collect the Redemption Price;

            (5)   that, on the redemption date, the Redemption Price will become due and payable on Notes called for redemption, and, unless the Company defaults in payment of the Redemption Price, interest on Notes called for redemption will cease to accrue on and after the redemption date;

            (6)   if less than all the outstanding Notes of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed;

            (7)   if any Note contains a CUSIP number, no representation is being made as to the correctness of the CUSIP number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes; and

            (8)   that the redemption is for a sinking fund, if such is the case.

          (c)   Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of the

  Notes called for redemption, the Company shall redeem such Notes at the Redemption Price. Commencing on the redemption date, Notes redeemed will cease to accrue interest. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.

        Section 3.02.    Exclusion of Certain Notes From Eligibility for Selection for Redemption.    Notes shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officers' Certificate delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

        Section 3.03.    Deposit of Redemption Price.    Prior to 10:00 a.m. on any redemption date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 4.04) an amount of money sufficient to pay the Redemption Price of, and (except if the redemption date shall be an Interest Payment Date, unless otherwise specified in or pursuant to the Board Resolutions or in the supplemental indenture executed in connection with the particular series of Notes) any accrued interest on, all the Notes or portions thereof which are to be redeemed on that date.

ARTICLE IV.
COVENANTS

        Section 4.01.    Payment of Principal, Premium and Interest.    The Company covenants and agrees for the benefit of each series of Notes that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Notes of such series (together with any additional amounts payable pursuant to the terms of such Notes) at the place or places, at the respective times and in the manner provided in such Notes and in this Indenture. Each installment of interest on any Note may at the Company's option be paid by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 2.03, to the address of such Person as it appears on the Register or by wire transfer to an account of the Person entitled thereto as such account shall be provided to the Registrar and shall appear on the Register. At the option of the Company, all payments of principal may be paid by official bank check to the Holder of the Note or other person entitled thereto against surrender of such Note.

        Section 4.02.    Offices for Payments, Etc.    The Company will maintain in the Borough of Manhattan, The City of New York, an agency where the Notes of each series may be presented for payment, an agency where the Notes of each series may be presented for exchange as is provided in this Indenture and, if applicable, pursuant to Section 2.03 an agency where the Notes of each series may be presented for registration of transfer as is provided in this Indenture, which, in each case, initially shall be the Corporate Trust Office of the Trustee.

        The Company will give to the Trustee written notice of the location of each such agency and of any change of location thereof. In case the Company shall fail to maintain any agency required by this Section to be located in the Borough of Manhattan, The City of New York, or shall fail to give such notice of the location or of any change in the location of any of the above agencies, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee. The Company hereby initially appoints the Trustee as its agency for each of said purposes.

        The Company may from time to time designate one or more additional agencies where the Notes of a series may be presented for payment, where the Notes of that series may be presented for exchange as provided in this Indenture and pursuant to Section 2.03 and where the Notes of that series may be presented for registration of transfer as provided in this Indenture, and the Company may from time to time rescind any such designation, as the Company may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain the agency provided for in the first paragraph of this Section 4.02. The Company will give to the Trustee prompt written notice of any such designation or rescission thereof.

        Section 4.03.    Appointment to Fill a Vacancy in Office of Trustee.    The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.08, a Trustee, so that there shall at all times be a Trustee with respect to each series of Notes hereunder.

        Section 4.04.    Paying Agents.    Whenever the Company shall appoint a paying agent other than the Trustee with respect to the Notes of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

          (a)   that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Notes of such series in trust for the benefit of the holders of the Notes of such series or of the Trustee;

          (b)   that it will give the Trustee notice of any failure by the Company to make any payment of the principal of or interest on the Notes of such series when the same shall be due and payable; and

          (c)   that at any time during the continuance of any such failure, upon the written request of the Trustee it will forthwith pay to the Trustee all sums so held in trust by such paying agent.

        The Company will, prior to each due date of the principal of or interest on the Notes of such series, deposit with the paying agent a sum sufficient to pay such principal or interest so becoming due, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.

        If the Company shall act as its own paying agent with respect to the Notes of any series, it will, on or before each due date of the principal of or interest on the Notes of such series, set aside, segregate and hold in trust for the benefit of the holders of the Notes of such series a sum sufficient to pay such principal or interest so becoming due. The Company will promptly notify the Trustee of any failure to take such action.

        Anything in this Section to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining satisfaction and discharge of one or more series of Notes, or for any other reason, pay, or cause to be paid, to the Trustee all sums held in trust by the Company or any Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent.

        Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 8.05.

        Section 4.05.    Written Statement to Trustee.    The Company shall deliver to the Trustee on or before May 15 in each year (beginning the May 15 after the first issuance of Notes under this Indenture) a written statement, signed by two of its officers one of which shall be the principal executive, principal financial or principal accounting officer to the Company (which need not comply with Section 12.05 hereof), stating that in the course of the performance of their duties as officers of the Company they would normally have knowledge of any default by the Company in the performance or fulfillment of any covenant, agreement or condition contained in this Indenture, without regard to notice requirements or periods of grace, stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature thereof.

        The Company shall deliver to the Trustee, as soon as possible and in any event within ten Business Days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, in each case, under clauses (4), (5) or (6) of Section 6.01 hereof, an Officers' Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

        Section 4.06.    [Reserved].

        Section 4.07.    [Reserved]

        Section 4.08.    [Reserved]

        Section 4.09.    Calculation of Original Issue Discount.    The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Notes as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE V.
CONSOLIDATION, MERGER, SALE OR CONVEYANCE

        Section 5.01.    Company May Consolidate, Merge, Etc., on Certain Terms.    The Company covenants that it will not merge or consolidate into or convey, transfer or lease all or substantially all of its assets to any Person, unless (i) either, in the case of a merger, the Company shall be the surviving corporation, or the Person into which the Company is merged or which acquires all or substantially all the assets of the Company (if other than the Company) shall expressly assume the due and punctual payment of the principal of and interest on all the Notes of each series, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation or Person, and (ii) the Company or such surviving corporation or Person, as the case may be, shall not, immediately after such merger or consolidation, or such conveyance, transfer or lease, be in Default in the performance of any such covenant or condition.

        Section 5.02.    Successor Company Substituted.    In case of any such consolidation, merger, conveyance, transfer or lease, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Notes issuable hereunder, which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes, which previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes, which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

        In case of any such consolidation, merger, sale, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

        In the event of any such sale or conveyance (other than a conveyance by way of lease), the Company or any successor corporation which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Notes and may be liquidated and dissolved.

        Section 5.03.    Opinion of Counsel to Trustee.    The Trustee, subject to the provisions of Sections 7.01 and 7.02, may receive an Opinion of Counsel, prepared in accordance with Section 12.05, as conclusive evidence that any such consolidation, merger, conveyance, sale or lease, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

ARTICLE VI.
DEFAULT AND REMEDIES

        Section 6.01.    Events of Default.    An "Event Of Default" occurs with respect to Notes of any particular series, unless it is specifically deleted or modified in the Officers' Certificate, Board Resolutions and/or supplemental indenture (if any) in respect of such series, and in addition to any other events which may be specified as Events of Default in the Officers' Certificate, Board Resolutions and/or supplemental indenture (if any) in respect of such series, if:

          (1)   the Company defaults in the payment of the principal (or premium, if any, on) any Note of such series when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise;

          (2)   the Company defaults in the payment of interest on any Note of such series when the same becomes due and payable, and the default continues for a period of 30 days;

          (3)   the Company defaults in the payment of any sinking fund installment, when, and as due by the terms of a Note of that series, the default continues for a period of 30 days;

          (4)   the Company defaults in the performance of or breaches any other covenant or agreement of the Company contained in the Notes of such series or in this Indenture (other than a default specified in (1) or (2) above) and the default or breach continues for a period of 30 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes of such affected series;

          (5)   the Company defaults or defaults under one or more mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Significant Subsidiary then has outstanding Indebtedness in excess of $25 million, individually or in the aggregate, and either (a) such Indebtedness is already due and payable in full or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;

          (6)   one or more final judgments, orders or decrees (to the extent not paid or covered by insurance in the Company's good faith judgment) of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $25 million, either individually or in the aggregate, shall be entered against the Company or any of its Significant Subsidiaries or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree shall not be in effect;

          (7)   there has been an entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustments or composition of or in respect of the Company or any Significant Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

          (8)   the Company or any Significant Subsidiary institute proceedings to be adjudicated as bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or consent to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due (an event of default specified in clause (7) or (8) a "Bankruptcy Default").

        Section 6.02.    Acceleration.

          (a)   If an Event of Default with respect to the Notes of any series, other than a Bankruptcy Default with respect to the Company, occurs and is continuing under the Indenture, unless the principal of all the Notes of such series have already become due and payable, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes of such series then outstanding (each such series voting as a separate class), by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any and accrued interest on the Notes to be immediately due and payable (or if the Notes of such series are Original Discount Notes, such portion of the principal amount as may be specified in the terms of such series). Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a Bankruptcy Default occurs and is continuing with respect to the Company, the principal of, premium, if any and accrued interest on all Notes of each series then outstanding (or if the Notes of such series are Original Discount Notes, such portion of the principal amount as may be specified in the terms of such series) will, unless the principal of all the Notes of such series shall have already become due and payable, become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          (b)   At any time after such a declaration of acceleration with respect to the Notes of a series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided, the Holders of a majority in principal amount of outstanding Notes of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

            (1)   the Company has paid or deposited with the Trustee a sum sufficient to pay:

                (i)  all overdue interest on all the Notes of such series;

               (ii)  the principal of, and premium, if any, on any of the Notes of such series which has become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor in such Notes;

              (iii)  to the extent that payment of such interest is lawful and applicable, interest upon overdue installments of interest at the rate or rates prescribed therefor in such Notes; and

              (iv)  all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

            (2)   such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

            (3)   all Events of Default with respect to the Notes of such series, other than the non-payment of the principal of, and interest on, such Notes which have become due solely by such declaration of acceleration, have been cured or waived or otherwise remedied in accordance with the provisions of this Indenture.

        Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Notes of any series because an Event of Default shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the Holders of such Notes or a trustee, fiduciary or agent for such Holders within 30 days after such declaration of acceleration in respect of the Notes of any series, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

        For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Notes shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Notes shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Notes.

        Section 6.03.    Other Remedies.    If an Event of Default occurs, has not been waived, and is continuing with respect to the Notes of any series, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any and interest on the Notes of such series or to enforce the performance of any provision of the Notes of such series or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes of such series or does not produce any of them in the proceeding.

        Section 6.04.    Waiver of Past Defaults.    Except as otherwise provided in Sections 6.02, 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the outstanding Notes may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, any Event of Default arising therefrom will be deemed to have been cured and each of the Company, the Trustee and the Holders of the Notes will be restored to their former positions and rights hereunder; provided, however, that no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

        Section 6.05.    Control by Majority.    The Holders of a majority in aggregate principal amount of the outstanding Notes of a particular series (or if more than one series is affected, of all such series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any such direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes of such series not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with such direction.

        Section 6.06.    Limitation on Suits.    A Holder may not pursue any proceeding, judicial or otherwise, or the appointment of a receiver or trustee, or any other remedy under the Indenture or the Notes of the applicable series, unless:

          (1)   the Holder has previously given to the Trustee written notice of a continuing Event of Default;

          (2)   Holders of at least 25% in aggregate principal amount of then outstanding Notes of the series in respect of which the Event of Default has occurred have made written request to the Trustee to pursue a remedy in respect of the Event of Default;

          (3)   such Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

          (4)   the Trustee for 15 days after its receipt of such notice, request and offer of indemnity has failed to pursue any such remedy; and

          (5)   during such 15-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes of such series have not given the Trustee a direction that is inconsistent with such written request.

        The foregoing limitations do not apply to any proceeding instituted by a Holder with respect to a Default in the payment of principal, premium, if any, or interest on any Series of Notes.

        No Holder of any series of Notes may use this Indenture to prejudice the rights of another Holder of Notes of that series or to obtain a preference or priority over another Holder of Notes of that series.

        Section 6.07.    Rights of Holders to Receive Payment.    Notwithstanding anything herein to the contrary, the right of any Holder to receive payment of principal of and premium, if any, and interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

        Section 6.08.    Collection Suit by Trustee.    If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing with respect to the Notes of any series, upon the demand of the Trustee the Company will pay to the Trustee for the benefit of the Holders of any affected series of Notes the premium, if any, and interest remaining unpaid on the Notes of that series then outstanding, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder. If the Company fails to pay such amount upon demand by the Trustee, the Trustee will be empowered to recover judgment in its own name and as trustee of an express trust the sums so due and payable.

        Section 6.09.    Trustee May File Proofs of Claim.    The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or its respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in the Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        Section 6.10.    Priorities.    If the Trustee collects any money with respect to Notes of any series pursuant to this Article, it shall pay out the money in the following order:

          First: to the payment of costs and expenses applicable to such series in respect of which monies have been collected, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 7.07;

          Second: in accordance with the subordination provisions, if any, of the Notes of such series;

          Third: in case the principal of the Notes of such series in respect of which monies have been collected shall not have become and be then due and payable, to the payment of interest on the Notes of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or yield to maturity (in the case of Original Issue Discount Notes) specified in such Notes, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

          Fourth: in case the principal of the Notes of such series in respect of which monies have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Notes of such series for principal and interest, with interest upon the overdue principal, and (to the extent such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or yield to maturity (in the case of Original Issue Discount Notes) specified in the Notes of such series; and in case such monies shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes of such series, then to the payment of such principal and interest, without preference or priority of principal over interest or yield to maturity, or of interest or yield to maturity over principal, or of any installment of interest over any other installment of interest, or of any Notes of such series over any other Notes of such series, ratably to the aggregate of such principal and accrued and unpaid interest or yield to maturity; and

          Fifth: to the Company or such other Person as a court of competent jurisdiction may direct.

          The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.

        Section 6.11.    Restoration of Rights and Remedies.    If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders will continue as though no such proceeding had been instituted.

        Section 6.12.    Undertaking for Costs.    In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted to be taken by it as Trustee, all parties to this Indenture agree, and each Holder shall be deemed to have agreed, that a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees, against any party litigant (other than the Trustee) in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of principal, premium, if any, and interest on any Note of any series on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes of any series.

        Section 6.13.    Rights and Remedies Cumulative.    Except as otherwise provided with respect to the replacement of lost, destroyed or wrongfully taken Notes of any series in Section 2.04, no right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

        Section 6.14.    Delay or Omission Not Waiver.    No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

        Section 6.15.    Waiver of Stay, Extension or Usury Laws.    The Company covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes of any series as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture. The Company hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as if no such law had been enacted.

ARTICLE VII.
THE TRUSTEE

        Section 7.01.    General.

          (a)   The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

          (b)   Except during the continuance of an Event of Default with respect to the Notes of any series, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture that are adverse to the Trustee. In case an Event of Default has occurred and is continuing with respect to the Notes of any series, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (c)   No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

        Section 7.02.    Certain Rights of Trustee.    Subject to Trust Indenture Act Section 315(a) through (d):

          (1)   In the absence of bad faith on its part, the Trustee may conclusively rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

          (2)   Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel conforming to Section 12.05, and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

          (3)   The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

          (4)   The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders of any series of Notes, unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (5)   The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders of any series of Notes in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

          (6)   The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (7)   No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

          (8)   The Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at its Corporate Trust Office and such notice references the Notes and this Indenture.

          (9)   The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

          (10) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

        Section 7.03.    Individual Rights of Trustee.    The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Section 311. For purposes of Trust Indenture Act Sections 311(b)(4) and (6):

          (a)   "Cash Transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

          (b)   "Self-Liquidating Paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

        Section 7.04.    Trustee's Disclaimer.    The Trustee (i) makes no representation as to the validity or adequacy of the Indenture or the Notes of any series, (ii) is not accountable for the Company's use or application of the proceeds from the Notes of any series and (iii) is not responsible for any statement in the Notes of any series other than its certificate of authentication.

        Section 7.05.    Notice of Default.    If any Default or Event of Default occurs and is continuing with respect to the Notes of any series, and if it is known to the Trustee, the Trustee will send notice of the uncured Default to each Holder of the Notes of such series within five days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of, premium, if any or interest on any such Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c); and provided further that in the case of any Default of the character specified in Section 6.01(4) no such notice to Holders shall be given until at least 30 days after the occurrence thereof. Except in the case of an Event of Default resulting from nonpayment on any Note, the Trustee shall not be deemed to have notice of any Default or Event of Default unless an officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

        Section 7.06.    Reports by Trustee to Holders.    The Trustee shall transmit to each Holder such reports concerning, among other things, the Trustee and its action under this Indenture as may be required pursuant to the Trust Indenture Act at the time and in compliance with Section 313(a) of the Trust Indenture Act. The Trustee also shall comply with Sections 313(b)(2) and 313(c) of the Trust Indenture Act. A copy of each such report at the time of its mailing to Noteholders shall be filed with the Commission and each stock exchange, if any, on which the Notes of any series are listed. The Company shall notify the Trustee if the Notes of any series become listed on any stock exchange.

        Section 7.07.    Compensation and Indemnity.

          (a)   The Company will pay the Trustee from time to time such compensation as shall be agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee while acting as Trustee under this Indenture, including the reasonable compensation and expenses of the Trustee's agents and counsel, except any such expense as may arise from negligence or bad faith.

          (b)   The Company will indemnify the Trustee for, and hold it harmless against, any and all loss or liability or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of the Indenture and its duties under the Indenture and the Notes of each series, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any Person) or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under the Indenture and any such Notes. When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) and (8) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.

          (c)   The obligations of the Company under this Section shall not be subordinated to the payment of Senior Indebtedness pursuant to Article Eleven hereof and shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. To secure the Company's payment obligations in this Section, the Trustee will have a lien prior to the Notes of each series on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes of any series.

        Section 7.08.    Replacement of Trustee.

          (a)   (i) The Trustee may resign at any time by written notice to the Company.

             (ii)  The Holders of a majority in aggregate principal amount of the outstanding Notes of all series for which any one Trustee is acting as Trustee (voting as a single class) may remove such Trustee by written notice to the Company and the Trustee.

            (iii)  If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (iv)  The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

          A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          (b)   If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the outstanding Notes of all series for which the Trustee was acting as Trustee (voting as a single class) may appoint a successor Trustee for all such series with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the outstanding Notes of all series for which such Trustee was acting as Trustee (voting as a single class) may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c)   Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under the Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The successor Trustee will mail notice of any resignation and any removal of the Trustee and its appointment to all Holders, and include in the notice its name and the address of its Corporate Trust Office.

          (d)   Notwithstanding replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

          (e)   The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

        Section 7.09.    Successor Trustee by Merger.    If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will, if such resulting, surviving or transferee corporation or national banking association is otherwise eligible under the Indenture, be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.

        Section 7.10.    Eligibility.    The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and (b) and has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

        Section 7.11.    Money Held in Trust.    The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eleven.

ARTICLE VIII.
DEFEASANCE AND DISCHARGE

        Section 8.01.    Discharge of Company's Obligations.

          (a)   Subject to paragraph (b) of this Section 8.01, the Company's obligations under any series of Notes and this Indenture will terminate if:

            (1)   all Notes of such series previously authenticated and delivered (other than (i) destroyed, lost or stolen Notes of such series that have been replaced or (ii) Notes of such series that are paid pursuant to Section 4.01 or (iii) Notes of such series for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Company pursuant to Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

            (2)   (A) the Notes of such series not theretofore delivered to the Trustee have become due and payable, or mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption;

              (B)  the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders of such Notes, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of, premium, if any, and each installment of interest on such Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder;

              (C)  the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

              (D)  the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the Indenture have been complied with.

          (b)   After satisfying the conditions in clause (1), only the Company's obligations under Section 7.07 will survive. After satisfying the conditions in clause (2), only the Company's obligations in Article Two, Sections 4.01, 4.02, 7.07, 7.08 and this Article Eight and the rights, powers, trusts, duties and immunities of the Trustee hereunder will survive. In either case, the Trustee upon request will acknowledge in writing the discharge of the Company's obligations under the Notes of such series and the Indenture other than the surviving obligations.

        Section 8.02.    Legal Defeasance.    Unless this Section 8.02 is otherwise specified, pursuant to Section 2.01(l), to be inapplicable to Notes of any Series, after the 91st day following the deposit referred to in clause (1), the Company will be deemed to have paid and will be discharged from its obligations in respect of the Notes of such series and the Indenture (as it relates to the Notes of such series), other than its obligations in Article Two, Sections 4.01, 4.02, 7.07, 7.08 and this Article Eight and the rights, powers, trusts, duties and immunities of the Trustee hereunder, provided the following conditions have been satisfied:

          (1)   The Company has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders of Notes of such series, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, without consideration of any reinvestment, to pay principal of, premium, if any, and each installment of interest on the Notes of such series to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.

          (2)   No Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, has occurred and is continuing on the date of the deposit.

          (3)   The deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

          (4)   The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

          (5)   The Company has delivered to the Trustee:

            (A)  an Opinion of Counsel stating either that (x) the Company has received from or there has been published by the Internal Revenue Service a ruling or (y) there has been a change in law after the date of this Indenture to the effect that the Holders of the Notes of such series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case, and

            (B)  an Opinion of Counsel to the effect that after the passage of 91 days following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law.

          (6)   Such defeasance shall not cause the Trustee to have a conflicting interest, as determined by the Trustee, with respect to any securities of the Company.

        Prior to the end of the 91-day period, none of the Company's obligations under the Indenture will be discharged. Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Company's obligations under the Notes of such series and the Indenture (as it relates to the Notes of such series) except for the surviving obligations specified above.

        Section 8.03.    Covenant Defeasance.    Unless this Section 8.03 is otherwise specified, pursuant to Section 2.01(l), to be inapplicable to the Notes of any series, after the 91st day following the deposit referred to in clause (1), the Company's obligations set forth in Sections 4.07 and 4.08, Article Five will terminate, and clauses (3), (4), (5), (6), (7) and (8) of Section 6.01 will no longer constitute Events of Default, provided the following conditions have been satisfied:

          (1)   The Company has complied with clauses (1), (2), (3), (4), (5)(B) and (6) of Section 8.02; and

          (2)   the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize gain or loss for federal income tax purposes as a result of the deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.

        Except as specifically stated above, none of the Company's obligations under the Indenture will be discharged as a result of covenant defeasance pursuant to this Section 8.03.

        Section 8.04.    Application of Trust Money.    Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of, premium, if any, and interest on the series of Notes for which such deposit was made in accordance with the Notes of such series and the Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

        Section 8.05.    Repayment to Company.    Subject to Sections 7.07, 8.01, 8.02 or 8.03, the Trustee will promptly pay to the Company upon request any excess money or U.S. Government Obligations held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee will pay to the Company upon request any money or U.S. Government Obligations held for payment with respect to the Notes of any series that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company. After payment to the Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.

        Section 8.06.    Reinstatement.    If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under the Indenture (with respect to the applicable series of Notes) and the Notes of the applicable series will be reinstated as if no such deposit in trust had been made. If the Company makes any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government obligations held in trust.

ARTICLE IX.
SUPPLEMENTAL INDENTURES

        Section 9.01.    Supplemental Indentures Without Consent of Holders.    Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1)   to evidence the succession of another corporation to the Company and the assumption by such successor of the covenants of the Company herein and in the Notes;

          (2)   to add to the covenants of the Company for the benefit of the Holders of all or any series of Notes (and, if such covenants are to be for the benefit of less than all series of Notes, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Company;

          (3)   to add any additional Events of Default (and, if such Events of Default are to be applicable to less than all series of Notes, stating that such Events of Default are expressly being included solely to be applicable to such series); provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular grace period after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of the series of Notes to which such additional Events of Default apply to waive such default;

          (4)   to change or eliminate any restrictions on the payment of principal (or premium, if any) of Notes, provided that any such action shall not adversely affect the interests of the Holders of Notes of any series in any material respect;

          (5)   to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no outstanding Note of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision;

          (6)   to establish the form or terms of Notes of any series as permitted by Section 2.01;

          (7)   to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

          (8)   to add guarantees to the Notes;

          (9)   to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Notes pursuant to Sections 8.01, 8.02 or 8.03; provided that any such action shall not adversely affect the interests of the Holders of Notes of such series or any other series of Notes in any material respect;

          (10) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture that shall not be inconsistent with any provisions of this Indenture, provided such other provisions shall not adversely affect the interests of the Holders of Notes of any series in any material respect;

          (11) to secure the Notes;

          (12) to make any changes that would provide any additional rights or benefits to Holders of Notes or that do not adversely affect the legal rights under the Indenture of any such Holder;

          (13) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

          (14) to provide for the conversion rights of Holders of Notes in certain events such as an amalgamation, consolidation, merger or sale of all or substantially all of the assets of the Company; or

          (15) to reduce the conversion price, if applicable, of any series of Notes.

        Section 9.02.    Supplemental Indentures with Consent of Holders.    (a) Except as provided in Section 9.01, with the consent of the Holders of not less than a majority in principal amount of the outstanding Notes affected by such supplemental indenture, by act of said Holders delivered to the Company and the Trustee, the Company when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture of such Notes; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

            (1)   change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon redemption thereof, or change the coin or currency in which any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date), or reduce the amount of the principal of an Original Issue Discount Note that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02;

            (2)   reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences provided for in this Indenture;

            (3)   modify any of the provisions of this Section or Section 6.04, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or

            (4)   modify any of the provisions of this Indenture relating to the subordination of any series of Notes in a manner adverse to the Holders thereof.

          (b)   It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          (c)   A supplemental indenture that changes or eliminates any covenant or other provisions of this Indenture that has expressly been included solely for the benefit of one or more particular series of Notes, or that modifies the rights of the Holders of Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other series.

          (d)   After an amendment, modification or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendments, modification or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, modification, supplemental indenture or waiver.

        Section 9.03.    Execution of Supplemental Indentures.    In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article (other than Section 9.01(6)) or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and, subject to Section 7.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, is not inconsistent herewith, is a valid, legal and binding obligation of the Company enforceable in accordance with its terms, subject to enforceability being limited by bankruptcy, insolvency or other laws or foreign governmental actions affecting the enforcement of creditors' rights generally and equitable remedies including the remedies of specific performance and injunction being granted only in the discretion of a court of competent jurisdiction and, in connection with a supplemental indenture executed pursuant to Section 9.01, that the Trustee is authorized to execute and deliver such supplemental indenture without the consent of the Holders and, in connection with a supplemental indenture executed pursuant to Section 9.02, that the requisite consents of the Holders have been validly obtained in accordance with Section 9.02 hereof. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

        Section 9.04.    Effect of Supplemental Indentures.    Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered under this Indenture shall be bound by the supplemental indenture.

        Section 9.05.    Conformity with Trust Indenture Act.    Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

        Section 9.06.    Reference in Notes to Supplemental Indentures.    Notes of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes of such series.

ARTICLE X.
SINKING FUNDS

        Section 10.01.    Applicability of Article.    The provisions of this Article shall be applicable to any sinking fund for the retirement of Notes of a series except as otherwise specified pursuant to Section 2.01 for Notes of such series. The minimum amount of any sinking fund payment provided for by the terms of Notes of any series is herein referred to as "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Notes of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Notes of any series, the amount of any sinking fund payment may be subject to reduction as provided in Section 10.02. Each sinking fund payment shall be applied to the redemption of Notes of any series as provided for by the terms of such Notes.

        Section 10.02.    Satisfaction of Sinking Fund Payments with Notes.    In lieu of making all or part or any mandatory sinking fund payment in cash, the Company may deliver outstanding Notes of a series (other than any previously called for redemption) and may apply as a credit Notes of a series that have been redeemed either at the election of the Company pursuant to the terms of such Notes or through the application of permitted optional sinking fund payments pursuant to the terms of such Notes, in each case, in satisfaction of all or any part of any sinking fund payment with respect to such Notes of such series required to be made pursuant to, and as provided for by, their terms; provided that such Notes have not been previously so credited. Such Notes shall be received and credited for such purpose by the Trustee at the redemption price specified in such Notes for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

        Section 10.03.    Redemption of Notes for Sinking Fund.    Not less than 60 days prior to each sinking fund payment date for any series of Notes (unless a shorter period shall be satisfactory to the Trustee), the Company will deliver to the Trustee an Officers' Certificate of such entity specifying the amount of the next sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, that is to be satisfied by delivering and crediting Notes of that series pursuant to Section 10.02 and the basis for any such credit and, prior to or concurrently with the delivery of such Officers' Certificate, will also deliver to the Trustee any Notes to be credited and not theretofore delivered to the Trustee. Not less than 45 days (unless a shorter period shall be satisfactory to the Trustee) before each sinking fund payment date the Trustee shall select the Notes to be redeemed upon such sinking fund payment date in the manner specified in Section 3.01 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.01. Such notice having been duly given, the redemption of such Notes shall be made upon the terms and in the manner stated in Sections 3.01 and 3.02.

ARTICLE XI.
SUBORDINATION OF NOTES

        Section 11.01.    Applicability of Article; Agreement to Subordinate.    In the event a series of Notes is designated as subordinated pursuant to Section 2.01 ("Subordinated Notes") and except as otherwise provided in a supplemental indenture or pursuant to Section 2.01, the Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Subordinated Notes by his acceptance thereof, likewise covenants and agrees, that the payment of the principal of (and premium, if any) and interest, if any, on each and all of the Subordinated Notes is hereby expressly subordinated, to the extent and in the manner set forth in this Article, in right of payment to the prior payment in full of all Senior Indebtedness.

        Section 11.02.    Rights of Holders of Subordinated Indebtedness.    (a) In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its creditors, as such, or to its assets, or (ii) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of the assets or liabilities of the Company, the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents, before the Holders of Subordinated Notes are entitled to receive any payment or distribution of any kind or character (other than any payment or distribution in the form of equity securities or subordinated securities of the Company or any successor obligor provided for by a plan of reorganization or readjustment that, in the case of any such subordinated securities, are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to at least the same extent as the Subordinated Notes are so subordinated (such equity securities or subordinated securities hereinafter being "Permitted Junior Securities")) on account of principal of (or premium, if any) or interest on the Subordinated Notes; and any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than a payment or distribution in the form of Permitted Junior Securities) by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness to the extent necessary to make payment in full in cash or cash equivalents of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

          (b)   in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Subordinated Note shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, in respect of principal of (and premium, if any) or interest on the Subordinated Notes before all Senior Indebtedness is paid in full or payment thereof provided for, then and in such event such payment or distribution (other than a payment or distribution in the form of Permitted Junior Securities) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Five shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article Five.

        Section 11.03.    Suspension of Payment When Senior Indebtedness in Default.    (a) Unless Section 11.02 shall be applicable, upon the occurrence of a Payment Event of Default, no payment (other than payments made pursuant to Article Eight from monies or U.S. Government Obligations previously deposited with the Trustee) or distribution of any assets of the Company of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities), shall be made by or on behalf of the Company on account of principal of (or premium, if any) or interest on the Subordinated Notes or on account of the purchase or redemption or other acquisition or defeasance of Subordinated Notes unless and until such Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist or the Designated Senior Indebtedness to which the Payment Event of Default is related shall have been discharged or paid in full in cash or cash equivalents, after which the Company shall resume making any and all required payments in respect of the Subordinated Notes, including any missed payments.

          (b)   Unless Section 11.02 shall be applicable, upon (1) the occurrence of a Non-payment Event of Default and (2) receipt by the Trustee from the agent bank or any other representative of holders of Designated Senior Indebtedness of written notice of such occurrence, then no payment (other than payments made pursuant to Article Eight from monies or U.S. Government Obligations previously deposited with the Trustee) or distribution of any assets of the Company of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities), shall be made by or on behalf of the Company on account of any principal of (or premium, if any) or interest on the Subordinated Notes or on account of the purchase or redemption or other acquisition or defeasance of Subordinated Notes for a period ("Payment Blockage Period") commencing on the date of receipt by the Trustee of such notice from the agent bank or such other representative unless and until (subject to any blockage of payments that may then be in effect under paragraph (a) of this Section) (x) more than 179 days shall have elapsed since receipt of such written notice by the trustee (provided that any Designated Senior Indebtedness as to which notice was given shall not theretofore have been accelerated), (y) such Non-payment Event of Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or cash equivalents or (z) such Payment Blockage Period, shall have been terminated by written notice to the Company or the Trustee from the agent bank or such other representative initiating such Payment Blockage Period, after which, in the case of clause (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Subordinated Notes, including any missed payments. Notwithstanding any other provision of this Agreement, only one Payment Blockage Period may be commenced within any consecutive 365-day period, and no event of default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by or on behalf of such Designated Senior Indebtedness shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days subsequent to the commencement of such initial Payment Blockage Period (it being acknowledged that any breach of any financial covenant for the period commencing after the date of commencement of such Payment Blockage Period which would give rise to a Non-payment Event of Default pursuant to any provision under which a Non-payment Event of Default previously existed or was continuing shall constitute a new Non-payment Event of Default). In no event will a Payment Blockage Period extend beyond 179 days.

          (c)   In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Subordinated Note prohibited by the foregoing provisions of this Section, then in such event such payment shall be paid over and delivered forthwith to the Company.

        Section 11.04.    Payment Permitted If No Default.

        Nothing contained in this Article or elsewhere in this Indenture or in any of the Subordinated Notes shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 11.02 or under the conditions described in Section 11.03, from making payments at any time of principal of (and premium, if any, on) or interest on the Subordinated Notes.

        Section 11.05.    Subrogation to Rights of Holders of Senior Indebtedness.

        Subject to the payment in full of all Senior Indebtedness, the Holders of the Subordinated Notes shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to Senior Indebtedness of the Company to the same extent as the Subordinated Notes are subordinated and which is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Subordinated Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Subordinated Notes or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Subordinated Notes or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Subordinated Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

        Section 11.06.    Provisions Solely to Define Relative Rights.

        The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Subordinated Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Subordinated Notes is intended to or shall (a) impair, as between the Company and the Holders of the Subordinated Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Subordinated Notes the principal of (and premium), if any) and interest on the Subordinated Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Subordinated Notes and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Subordinated Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness.

        Section 11.07.    Trustee to Effectuate Subordination.

        Each Holder of a Subordinated Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

        Section 11.08.    No Waiver of Subordination Provisions.

          (a)   No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          (b)   Without in any way limiting the generality of paragraph (a) of this Section, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Subordinated Notes, without incurring responsibility to the Holders of the Subordinated Notes and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Subordinated Notes to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person.

        Section 11.09.    Notice to Trustee.

          (a)   The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Subordinated Notes. Notwithstanding the provisions of the Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Subordinated Notes, unless and until the Trustee shall have received written notice thereof from the Company, the agent bank or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to Trust Indenture Act Sections 315(a) through 315(d), shall be entitled in all respects to assume that no such facts exist; provided, however, that, if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Subordinated Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

          (b)   Subject to Trust Indenture Act Sections 315(a) through 315(d), the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

        Section 11.10.    Reliance on Judicial Order or Certificate of Liquidating Agent.

        Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to Trust Indenture Act Sections 315(a) through 315(d), and the Holders of the Subordinated Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Subordinated Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

        Section 11.11.    Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee's Rights.

        The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

        Section 11.12.    Article Applicable to Paying Agents.

        In case at any time Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 11.11 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

        Section 11.13.    No Suspension of Remedies.

        Nothing contained in this Article shall limit the right of the Trustee or the Holders of Subordinated Notes to take any action to accelerate the maturity of the Subordinated Notes pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law.

        Section 11.14.    Trust Moneys Not Subordinated.

        Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of U.S. Government Obligations held in trust under Article Eight hereof by the Trustee (or other qualifying trustee) and which were deposited in accordance with the terms of Article Eight hereof and not in violation of Section 11.03 hereof for the payment of principal of (and premium, if any) and interest on the Subordinated Notes shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article Eleven, and none of the Holders of Subordinated Notes shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness or any other creditor of the Company.

ARTICLE XII.
MISCELLANEOUS

        Section 12.01.    Trust Indenture Act of 1939.    The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

        Section 12.02.    Noteholder Communications; Noteholder Actions.

          (a)   The rights of Holders to communicate with other Holders with respect to the Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

          (b)   (1) Any request, demand, authorization, direction, notice, consent to amendment, modification or waiver or other action provided by this Indenture to be given or taken by a Holder (an "Act") may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

            (2)   The Trustee may make reasonable rules for action by or at a meeting of Holders of any one or more series of Notes, which will be binding on all the Holders of such Notes.

            (3)   The ownership of Notes shall be proved by the Register.

          (c)   Any Act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

          (d)   The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

        Section 12.03.    Notices.

          (a)   Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Any notice or communication to the Trustee will be deemed given if in writing (i) when delivered in person, or (ii) when sent by facsimile transmission, with transmission confirmed. In each case the notice or communication should be addressed as follows:

    if to the Company:

    BE Aerospace, Inc.
    1400 Corporate Center Way
    Wellington, Florida 33414

    Fax: (561) 791-3966
    Attention: Chief Financial Officer

    if to the Trustee:

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          (b)   Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its last address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

          (c)   Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

        Section 12.04.    Certificate and Opinion as to Conditions Precedent.    Upon any request or application by the Company to the Trustee to take any action under the Indenture, the Company will furnish to the Trustee:

          (1)   an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and

          (2)   an Opinion of Counsel stating that all such conditions precedent have been complied with.

        Section 12.05.    Statements Required in Certificate or Opinion.    Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture must include:

          (1)   a statement that each Person signing the certificate or opinion has read the covenant or condition and the related definitions;

          (2)   a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

          (3)   a statement that, in the opinion of each such Person, that Person has made such examination or investigation as is necessary to enable the Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4)   a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials with respect to matters of fact.

        Section 12.06.    Payment Date Other Than a Business Day.    If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

        Section 12.07.    Governing Law.    This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

        Section 12.08.    No Adverse Interpretation of Other Agreements.    The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.

        Section 12.09.    Successors.    All agreements of the Company in the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successor.

        Section 12.10.    Duplicate Originals.    The parties may sign any number of copies of the Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        Section 12.11.    Separability.    In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

        Section 12.12.    Table of Contents and Headings.    The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and in no way modify or restrict any of the terms and provisions of the Indenture.

        Section 12.13.    No Liability of Directors, Officers, Employees, Incorporators and Stockholders.    No director, officer, employee, incorporator, member or stockholder of the Company or any Subsidiary will have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

* * *

        This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SIGNATURES

        IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

BE AEROSPACE, INC. as Issuer
By:
Name: Title:

as Trustee
By:
Name: Title:

EXHIBIT A

        For Global Note only: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITORY", WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITORY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-1

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BE AEROSPACE, INC. AND , AS TRUSTEE INDENTURE DATED AS OF PROVIDING FOR ISSUANCE OF NOTES IN SERIES
THIS INDENTURE WITNESSETH